Exhibit 99.1
Contact: Jeff Harkins
Investor Relations
940-297-3877

Sally Beauty Holdings, Inc. Provides COVID-19 Related Updates and Pre-Release of Select Preliminary Fiscal Third Quarter Intra-Period (May) Unaudited Financial Details

•	Aggressive Cash Management and Ample Liquidity Maintained; More Than $650 Million of Cash On-hand at the End of May
•	Strong Consumer and Professional Demand in Reopened Stores - May Enterprise-wide Estimated Sales of $262 Million; April Sales of $95 Million
•	Store Network Reopening Reaches Critical Mass
o	Sally Beauty Supply U.S. and Canada Began May with 37% of Stores Open to Public; Ended May with 84% of Stores Open to Public
o	Beauty Systems Group Began May with 31% of Stores Open to Public; Ended May with 82% of Stores Open to Public
o	All Continental European Stores Open; Stores in the United Kingdom and Ireland to Reopen by June 15; Latin American Stores Forecast to Open Over Next 45 Days
•	E-commerce Growth Continues: Compared to the Prior Year, SBH +52% in March, +353% in April, and +317% in May
•	Company Executes Field and HQ Reorganization, Investing in Digital Business and Analytics Functions
•	Company Recalls All Remaining Field and HQ Team in U.S. and Canada from Furlough Effective June 8

DENTON, Texas, June 2, 2020 – Sally Beauty Holdings, Inc. (NYSE: SBH) (“the Company”) today provided several updates on the impact of COVID-19 on its business operations and the aggressive actions taken by the Company in response, along with the release of select preliminary intra-period unaudited financial details for part of its fiscal third quarter.

Cash and Liquidity Management

The Company continues its efforts to aggressively manage cash and to ensure ample liquidity. As of May 31, the Company estimates that it had more than $650 million of cash on-hand, with an additional $200 million of undrawn capacity on its asset-based line of credit, subject to the conditions of its credit agreement.

Pre-release of Select Preliminary Third Quarter Intra-Period Financial Metrics, Following COVID-19 Business Interruption

The Company has seen strong demand from consumers and professionals in reopened stores.  Enterprise-wide sales are estimated to be $262 million in May, notwithstanding substantial elements of the store base being closed during the month. Sales in April were $95 million. The Company expects to release its full third quarter financial results in late July.

Restart of Store Public-Facing Operations Reaches Critical Mass

The Company has achieved critical mass in its store reopening process. Store reopenings are triggered by local regulation, the adoption of the Company’s new COVID-19 related safety protocols involving store cleaning, masks, gloves, limiting customer numbers in stores, and in-store social distancing guidelines, as well as the recall from furlough of sufficient store staff.

Country	Open to Public Week of May 4 (Q2 earnings release date) / % of Total Open			Open to Public as of June 2 / % of Total Open
Sally U.S. & Canada (part of SBS)	1,100	(37)%		2,458	(84)%
Sally Europe (part of SBS)	48	(10)%		202	(44)%
Beauty Systems Group U.S. & Canada	375	(31)%	*	1,009	(82)%	*

* Does not include Armstrong McCall Franchises

Digital Commerce Transformation Continues

The Company continues to experience growth in its e-commerce operations as compared to the prior year, notwithstanding significant store openings across its fleet.

Growth vs Prior Year	March (part of Q2)	April (part of Q3)	May (part of Q3)
Sally Beauty Holdings	52%	353%	317%
Sally U.S. & Canada (part of SBS)	118%	872%	585%
Sally Europe (part of SBS)	46%	155%	165%
Beauty Systems Group U.S. & Canada	12%	129%	219%

Redeployment and Recall of Personnel

The Company has executed a restructuring which results in a consolidation of field operations for Sally Beauty Supply and Beauty Systems Group as well as a consolidation of certain corporate functions. Approximately 190 filled and open positions in the field and at headquarters are impacted by this restructuring.  The Company expects to hire more than 120 personnel supporting e-commerce, digital product development, technology and analytics.

All furloughed associates in the field and at the headquarters in the U.S. and Canada have been recalled by the Company, effective as of June 8, except for associates working in the limited number of stores which remain closed. Additional associates in Europe and Latin America will return in the Company’s fourth quarter.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $3.9 billion annually.  Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through 5,075 stores, including 158 franchised units, and has operations throughout the United States, Puerto Rico, Canada, Mexico, Chile, Peru, the United Kingdom, Ireland, Belgium, France, the Netherlands, Spain and Germany.  Sally Beauty Supply stores offer up to 8,000 products for hair color, hair care, skin care, and nails through proprietary brands such as Ion®, Generic Value Products®, Beyond the Zone® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, Conair® and Hot Shot Tools®. Beauty Systems Group stores, branded as CosmoProf or Armstrong McCall stores, along with its outside sales consultants, sell up to 10,500 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and CHI®,

intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com.

Cautionary Note Regarding Preliminary Results

The preliminary results described above for the Company are estimated, preliminary, subject to completion and may change. Because the Company has not completed its normal quarterly closing and review procedures for the quarter ended June 30, 2020, and subsequent events may occur that require adjustments to these results, there can be no assurance that the final results for the quarter ended June 30, 2020 will not differ materially from these estimates.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, the risks and uncertainties related to COVID-19 and those described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2019, and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.